EXHIBIT A

Directors and Executive Officers of Knutsen NYK Offshore Tankers AS

Name and Position	Principal Occupation or Employment and Principal Business Address[1]	Citizenship
Trygve Seglem, President, Chief Executive Officer and Director	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

Øystein M. Kalleklev, Chief Financial Officer	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

John Einar Dalsvåg, Vice President, Chartering & Business Development	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

Karl Gerhard B. Dahl, Senior Vice President Tax, Accounting and Administration	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

Magnus Gudmundsen, Vice President, Technical Operations	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

Geir Hagen, HSSE & QA	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

Hans Reidar Tveitaskog, Director Newbuilding	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

Svein Steimler, Chairman	Executive Vice President and Chief Operating Officer of NYK Group Europe Ltd. Corporate Officer of Nippon Yusen Kabushiki Kaisha Level 11, 25 Canada Square, Canary Wharf, London E14 5LQ U.K.	Norwegian

Jorunn Seglem, Director	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

Kjell Erik Jacobsen, Director	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

Hitoshi Nagasawa, Director	Representative Director, Senior Managing Corporate Officer of Nippon Yusen Kabushiki Kaisha 3-2 Marunouchie 2-chome, Chiyoda-ku Toyko 100-005, Japan	Japan

Fumitake Shishido, Executive Vice President and Director	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Japan

[1]	Unless otherwise indicated, the present principal occupation of each Covered Person is with Knutsen NYK Offshore Tankers AS.

Directors and Executive Officers of NYK Logistics Holding (Europe) B.V.

Name and Position	Principal Occupation or Employment and Principal Business Address[2]	Citizenship

Takuji Banno, Director	General Manager of Nippon Yusen Kabushiki Kaisha 3-2 Marunouchie 2-chome, Chiyoda-ku Toyko 100-005, Japan	Japan

TMF Netherlands B.V., Director	Herikerbergweg 238, Luna ArenA, 1101 CM Amsterdam, Netherlands	Netherlands

Directors and Executive Officers of Nippon Yusen Kabushiki Kaisha

Name and Position	Principal Occupation or Employment and Principal Business Address[3]	Citizenship

Yasumi Kudo, Chairman	3-2 Marunouchie 2-chome, Chiyoda-ku Toyko 100-005, Japan	Japan

Tadaaki Naito, President	3-2 Marunouchie 2-chome, Chiyoda-ku Toyko 100-005, Japan	Japan

Naoya Tazawa, Representative Director, Executive Vice-President	3-2 Marunouchie 2-chome, Chiyoda-ku Toyko 100-005, Japan	Japan

Hitoshi Nagasawa, Representative Director, Senior Managing Corporate Officer	3-2 Marunouchie 2-chome, Chiyoda-ku Toyko 100-005, Japan	Japan

Koichi Chikaraishi, Representative Director, Senior Managing Corporate Officer	3-2 Marunouchie 2-chome, Chiyoda-ku Toyko 100-005, Japan	Japan

Masahiro Samitsu, Director, Senior Managing Corporate Officer	3-2 Marunouchie 2-chome, Chiyoda-ku Toyko 100-005, Japan	Japan

Hidetoshi Maruyama, Director, Senior Managing Corporate Officer	3-2 Marunouchie 2-chome, Chiyoda-ku Toyko 100-005, Japan	Japan

Yoshiyuki Yoshida, Director, Managing Corporate Officer	3-2 Marunouchie 2-chome, Chiyoda-ku Toyko 100-005, Japan	Japan

Eiichi Takahashi, Director, Managing Corporate Officer	3-2 Marunouchie 2-chome, Chiyoda-ku Toyko 100-005, Japan	Japan

Yukio Okamoto, Independent Director	3-2 Marunouchie 2-chome, Chiyoda-ku Toyko 100-005, Japan	Japan

Yuri Okina, Independent Director	3-2 Marunouchie 2-chome, Chiyoda-ku Toyko 100-005, Japan	Japan

Yoshihiro Katayama, Independent Director	3-2 Marunouchie 2-chome, Chiyoda-ku Toyko 100-005, Japan	Japan

[2]	Unless otherwise indicated, the present principal occupation of each Covered Person is with NYK Logistics Holding (Europe) B.V.
[3]	Unless otherwise indicated, the present principal occupation of each Covered Person is with Nippon Yusen Kabushiki Kaisha

Directors and Executive Officers of TS Shipping Invest AS

Name and Position	Principal Occupation or Employment and Principal Business Address[4]	Citizenship
Harald Eikesdal, Chairman	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

Trygve Seglem, Director	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

Nils Kristian Aagaard Strøm, Director	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

Georg Scheel, Director	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

Øyvind Holte, Director	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

Directors and Executive Officers of Seglem Holding AS

Name and Position	Principal Occupation or Employment and Principal Business Address[5]	Citizenship
Harald Eikesdal, Chairman	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

Trygve Seglem, Director	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

Tove Seglem, Director	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

[4]	Unless otherwise indicated, the present principal occupation of each Covered Person is with TS Shipping Invest AS.
[5]	Unless otherwise indicated, the present principal occupation of each Covered Person is with Seglem Holding AS.